EXHIBIT 23.1

                    JONES, JENSEN & COMPANY
                        Key Bank Tower
                50 South Main Street, Suite 1450
                 Salt Lake City, Utah   84144
                        (801) 328-4408
                      FAX (801) 328-4461


                CONSENT OF INDEPENDENT AUDITORS'

Board of Directors and Shareholders
budgethotels.com inc.


We hereby consent to the use of our audit report dated February
4, 2000 for the year ended November 30, 1999, which is incorporated by reference in this Form S-8 of budgethotels.com, inc. and to all references to our firm in this Form S-8.

/s/ Jones, Jensen & Company
JONES, JENSEN & COMPANY
Salt Lake City, Utah
September 26, 2000